                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                       AND

                        LISTING OF SUCH SECURITIES ON THE
                          NEW YORK STOCK EXCHANGE, INC.


                       AMERICAN EXPRESS CREDIT CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


      Delaware                                           11-1988350
------------------------                  ------------------------------------
(State of Incorporation)                  (I.R.S. employer identification no.)

One Christina Centre, 301 North Walnut Street
          Wilmington, Delaware                            19801
---------------------------------------------            --------
        Address of principal offices                     Zip Code


              Securities to be registered pursuant to Section 12(b)
               Of the Securities Exchange Act of 1934 (the "Act")

     Title of each class                      Name of exchange on which
     To be so registered                      each class to be registered

     Floating Rate Medium-Term                New York Stock Exchange
     Senior Notes, Series B due
     December 15, 2006


This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under
Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): NA.

Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of Debt Securities" in the Registrant's Prospectus dated January 31, 2003 and filed with the Securities and Exchange Commission on February 5, 2003 pursuant to Rule 424(b) under the Securities Act and the material set forth in the section captioned "Description of Notes" in the Registrant's Prospectus Supplement dated
February 5, 2003 and filed with the Securities and Exchange Commission on February 5, 2003 pursuant to Rule 424(b) under the Securities Act, and the material set forth in Pricing Supplement No. 69 dated December 10, 2003 and filed with the Securities and Exchange Commission on December 12, 2003 pursuant to Rule 424(b) under the Securities Act are incorporated herein by reference.

Item 2.  Exhibits.

1. Certificate of Incorporation, as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-1 (Registration No. 2-43170), filed with the Securities and Exchange Commission on February 25, 1972.

2. By-Laws, as amended and restated as of November 24, 1980, incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K (File No. 1-6908), for the year ended December 31, 1985.

3. Form of the Registrant's Permanent Global Floating Rate Medium-Term Senior Note, Series B, incorporated herein by reference to Exhibit 4(t) to the Registrant's Current Report on Form 8-K (Commission File No. 1-6908), filed with the Securities and Exchange Commission on December 21, 2001.

4. Debt Securities Indenture dated as of September 1, 1987, incorporated herein by reference to Exhibit 4(s) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-16874), filed with the Securities and Exchange Commission on September 2, 1987.

5.       Form of Supplemental Indenture, incorporation herein by reference to
         Exhibit 4 (cc) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-16874), filed with the Securities and Exchange Commission on September 2, 1987.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable, and, the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrant                 American Express Credit Corporation
                           -----------------------------------
                           Company Name

Date                       August 4, 2005
                           -----------------------------------

By                         /s/ Stephen P. Norman
                           -----------------------------------
                           Stephen P. Norman
                           Secretary